SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):    March 5, 2010

CirTran Corporation
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State of Other Jurisdiction of Incorporation)

000-49654	68-0121636
(Commission File Number)	(IRS Employer Identification No.)

4125 South 6000 West, West Valley City, Utah	84128
(Address of Principal Executive Offices)	(Zip Code)

801-963-5112
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Item 1.01              Entry into a Material Definitive Agreement

Entry into Divestiture Agreements

On March 5, 2010, CirTran Corporation, a Nevada corporation (the “Company”), and KATANA ELECTRONICS, LLC, a Utah limited liability company (“KATANA”) entered into certain agreements related to the Company’s divestiture of its legacy electronic manufacturing business (the “Divestiture Agreements”).  The Divestiture Agreements include an Assignment and Assumption Agreement, Sublease Agreement and Equipment Lease.

An overview and summary of the Divestiture Agreements follows.  The summaries of the terms and conditions of the Divestiture Agreements do not purport to be complete, and are qualified in their entirety by reference to the full text of the agreements attached as exhibits hereto.

Assignment and Assumption Agreement

The Assignment and Assumption Agreement, dated March 5, 2010, between the Company and KATANA (the “Assignment Agreement”) sets forth the terms and conditions of the Company’s transfer of its right, title, interest, obligations and duties in, under and to all of the Company’s open and active purchase orders relating to its legacy electronics manufacturing business existing as of March 5, 2010 (the “Purchase Orders”).  In exchange for the assignment of Purchase Orders, KATANA agreed to assume all obligations under and service the Purchase Orders and indemnify the Company from any losses or claims arising from or under the Purchase Orders as of the date of the Assignment Agreement.

The Company made standard representations regarding the ownership and status of the Purchase Orders in connection with the assignment.

Sublease Agreement

In connection with the assignment of the Purchase Orders pursuant to the Assignment Agreement, the Company entered into a Sublease Agreement with KATANA (the “Sublease”).  The Company leases from Don L. Buehner the real property and its improvements located at 4125 South 6000 West, West Valley, Utah, 84128 (the “Premises”).  Pursuant to the terms of the Sublease, the Company will sublease a certain portion of the Premises to KATANA consisting of the warehouse, electronics product manufacturing and assembly area, and office space used as of the close of business on March 4, 2010, for the legacy electronics manufacturing business of the Company.

The term of the Sublease is for two (2) months with automatic renewal periods of one month each.  The base rent under the Sublease is $8,500 per month.  The Sublease contains normal and customary use restrictions, indemnification rights and obligations, default provisions and termination rights.

Equipment Lease

In connection with the assignment of the Purchase Orders pursuant to the Assignment Agreement, the Company entered into an Equipment Lease with KATANA (the “Equipment Lease”) for the lease of certain machinery and equipment related to the  Company’s divested legacy electronics manufacturing business.

The term of the Equipment Lease is two (2) months with automatic renewal periods of one month each.  The base rent under the Equipment Lease is $1,000 per month.  The Equipment Lease contains normal and customary use restrictions, indemnification rights and obligations, default provisions and termination rights.

As noted above, the foregoing summaries of the terms and conditions of the Divestiture Agreements do not purport to be complete, and are qualified in their entirety by reference to the full text of the agreements attached as exhibits hereto, and which are incorporated herein by reference.

Item 7.01.             Regulation FD Disclosure.

On March 11, 2010, the Company issued a press release announcing the Divestiture Agreements. The press release is attached hereto as Exhibit 99.4 to this Report.

In accordance with General Instruction B.2 of Form 8-K, the information in this section of this Report shall not be deemed filed for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing.

Item 9.01.             Financial Statements and Exhibits.

(d)           Exhibits.

99.1	Assignment and Assumption Agreement

99.2	Sublease Agreement

99.3	Equipment Lease

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CirTran Corporation

Date: March 11, 2010	By: /s/ Iehab Hawatmeh
Iehab J. Hawatmeh, President